SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549




                                     FORM 8-K


                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  April 28, 1995


                           NORTHERN STATES POWER COMPANY
                (Exact name of registrant as specified in charter)




                                    Minnesota
                           (State or other jurisdiction
                                of incorporation)


                  1-3034                                 41-0448030
           (Commission File No.)                    (IRS employer
                                                     identification no.)

         414 Nicollet Mall, Minneapolis, Minnesota          55401
         (Address of principal executive offices)        (Zip Code)



         Registrant's telephone number, including area code (612) 330-5500







         ITEM 5.  OTHER EVENTS

         MERGER AGREEMENT WITH WISCONSIN ENERGY CORPORATION

                   Northern States Power Company, a Minnesota corpora-tion ("NSP"), Wisconsin Energy Corporation, a Wisconsin corpo-ration ("WEC"), Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of NSP ("New NSP") and WEC Sub Corp., a Wisconsin corporation and wholly-owned sub-sidiary of WEC ("WEC Sub"), have entered into an Agreement and Plan of Merger, dated as of April 28, 1995 (the "Merger Agree-ment"), which provides for a strategic business combination involving NSP and WEC in a "merger-of-equals" transaction (the "Transaction"). The Transaction, which was unanimously ap-proved by the Boards of Directors of the constituent companies, is expected to close shortly after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived. The regulatory ap-proval process is expected to take approximately 12 to 18 months.

                   In the Transaction, the holding company of the com-bined enterprise will be registered under the Public Utility Holding Company Act of 1935, as amended. The holding company will be named Primergy Corporation ("Primergy") and will be the parent company of both NSP (which, for regulatory reasons, will reincorporate in Wisconsin) and of WEC's present principal utility subsidiary, Wisconsin Electric Power Company ("WEPCO"), which will be renamed "Wisconsin Energy Company." Wisconsin Energy Company will include the operations of WEC's other present utility subsidiary, Wisconsin Natural Gas Company, which is anticipated to be merged into WEPCO by year-end 1995, pending regulatory approval, as previously planned. It is an-ticipated that, following the Transaction, NSP's Wisconsin utility subsidiary, Northern States Power, a Wisconsin corpo-ration ("NSP-W") will be merged into Wisconsin Energy Company.

                   The Merger Agreement, the press release issued in connection therewith and the related Stock Option Agreements (defined below) are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Merger Agreement and the Stock Option Agreements set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Stock Option Agreements, as the case may be.

                   Under the terms of the Merger Agreement, NSP will be merged with and into New NSP and immediately thereafter WEC Sub will be merged with and into New NSP, with New NSP being the surviving corporation. Each outstanding share of Common Stock,







         par value $2.50 per share, of NSP will be cancelled and con-verted into the right to receive 1.626 shares of Common Stock, par value $.01 per share, of Primergy ("Primergy Common Stock"). The outstanding shares of WEC Common Stock, par value $.01 per share, will remain outstanding, unchanged, as shares of Primergy Common Stock. As of the date of the Merger Agree-ment, NSP had 67.3 million common shares outstanding and WEC had 109.4 million common shares outstanding. Based on such capitalization, the Transaction would result in the common shareholders of NSP receiving 50% of the common equity of Primergy and the common shareholders of WEC owning the other 50% of the common equity of Primergy. Each outstanding share of Cumulative Preferred Stock, par value $100.00 per share, of NSP will be cancelled and converted into the right to receive one share of Cumulative Preferred Stock, par value $100.00 per share, of New NSP with identical rights (including dividend rights) and designations. WEPCO's outstanding preferred stock will remain outstanding and be unchanged in the Transaction.

                   It is anticipated that Primergy will adopt NSP's dividend payment level adjusted for the exchange ratio. NSP currently pays $2.64 per share annually, and WEC's annual div-idend rate is currently $1.47 per share. Based on the exchange ratio and NSP's current dividend rate, the pro forma dividend rate for Primergy would be $1.62 per share.

                   The Transaction is subject to customary closing con-ditions, including, without limitation, the receipt of required shareholder approvals of WEC and NSP; and the receipt of all necessary governmental approvals and the making of all neces-sary governmental filings, including approvals of state utility regulators in Wisconsin, Minnesota and certain other states, the approval of the Federal Energy Regulatory Commission, the Securities and Exchange Commission (the "SEC"), the Nuclear Regulatory Commission, and the filing of the requisite notifi-cation with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. The Transaction is also subject to receipt of assurances from the Internal Revenue Service and opinions of counsel that the Transaction will qualify as a tax-free reorganization, and the assurances from the parties' in-dependent accountants, that the Transaction will qualify as a pooling of interests for accounting purposes. In addition, the Transaction is conditioned upon the effectiveness of a regis-tration statement to be filed by WEC with the SEC with respect to the Primergy Common Stock to be issued in the Transaction and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.)










         Shareholder meetings to vote upon the Transaction will be con-vened as soon as practicable and are expected to be held in the third or fourth quarter of 1995.

                   The Merger Agreement contains certain covenants of the parties pending the consummation of the Transaction. Gen-erally, the parties must carry on their businesses in the or-dinary course consistent with past practice, may not increase dividends on common stock beyond specified levels, and may not issue any capital stock beyond certain limits. The Merger Agreement also contains restrictions on, among other things, charter and bylaw amendments, capital expenditures, acquisi-tions, dispositions, incurrence of indebtedness, certain in-creases in employee compensation and benefits, and affiliate transactions. (See Article VI of the Merger Agreement.)

                   The Merger Agreement provides that, after the ef-fectiveness of the Transaction (the "Effective Time"), the corporate headquarters and principal executive offices of Primergy and NSP will be located in Minneapolis, Minnesota, and the headquarters of Wisconsin Energy Company will remain in Milwaukee, Wisconsin. Primergy's Board of Directors, which will be divided into three classes, will consist of a total of 12 directors, 6 of whom will be designated by WEC and 6 of whom will be designated by NSP. Mr. James J. Howard, the current Chairman of the Board, President and Chief Executive Officer ("CEO") of NSP, will serve as CEO of Primergy from the Effec-tive Time until the later of 16 months after the Effective Time or the date of the annual meeting of shareholders of Primergy that occurs in 1998, and Chairman of Primergy until the later of July 1, 2000 or two years after he ceases to be CEO. Mr. Abdoo, the current Chairman of the Board, President and CEO of WEC, will serve as Vice Chairman of the Board, President and Chief Operating Officer of Primergy until the date when Mr. Howard ceases to be CEO, at which time he will be entitled to assume the additional role of CEO. Mr. Abdoo will assume the position of Chairman when Mr. Howard ceases to be Chairman.

                   The Merger Agreement may be terminated under certain circumstances, including (1) by mutual consent of the parties;
         (2) by any party if the Transaction is not consummated by April 30, 1997 (provided, however, that such termination date shall be extended to October 31, 1997 if all conditions to closing the Transaction, other than the receipt of certain consents and/or statutory approvals by any of the parties, have been satisfied by April 30, 1997); (3) by any party if either NSP's or WEC's shareholders vote against the Transaction or if any state or federal law or court order prohibits the Transaction;
         (4) by a non-breaching party if there exist breaches of any representations or warranties contained in the Merger Agreement









         as of the date thereof which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which is not cured within twenty (20) days after notice; (5) by a non-breaching party if there occur breaches of specified covenants or material breaches of any covenant or agreement which are not cured within twenty (20) days after notice; (6) by either party if the Board of Direc-tors of the other party shall withdraw or adversely modify its recommendation of the Transaction or shall approve any compet-ing transaction; or (7) by either party, under certain circum-stances, as a result of a third-party tender offer or business combination proposal which such party's board of directors de-termines in good faith that their fiduciary duties require be accepted, after the other party has first been given an oppor-tunity to make concessions and adjustments in the terms of the Merger Agreement.

                   The Merger Agreement provides that if a breach de-scribed in clause (4) or (5) of the previous paragraph occurs, then, if such breach is not willful, the non-breaching party is entitled to reimbursement of its out-of-pocket expenses, not to exceed $10 million. In the event of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $10 million) and any remedies it may have at law or in equity, provided that if, at the time of the breaching party's willful breach, there shall have been a third party tender offer or business combination proposal which shall not have been rejected by the breaching party and with-drawn by the third party, and within two and one-half years of any termination by the non-breaching party, the breaching party accepts an offer to consummate or consummates a business com-bination with such third party, then such breaching party, upon the signing of a definitive agreement relating to such a busi-ness combination, or, if no such agreement is signed then at the closing of such business combination, will pay to the non-breaching party an additional fee equal to $75 million. The Merger Agreement also requires payment of a termination fee of $75 million (and reimbursement of out-of-pocket expenses) by one party (the "Payor") to the other in certain circumstances, if (i) the Merger Agreement is terminated (x) as a result of the acceptance by the Payor of a third-party tender offer or business combination proposal, (y) following a failure of the shareholders of the Payor to grant their approval to the Transaction or (z) as a result of the Payor's material failure to convene a shareholder meeting, distribute proxy materials and, subject to its board of directors' fiduciary duties, rec-ommend the Transaction to its shareholders; (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer










         or business combination proposal which shall not have been re-jected by the Payor and withdrawn by such third party; and
         (iii) within two and one-half years of any such termination described in clause (i) above, the Payor accepts an offer to consummate or consummates a business combination with such third party. Such termination fee and out-of-pocket expenses referred to in the previous sentence shall be paid upon the signing of a definitive agreement between the Payor and the third party, or, if no such agreement is signed, then at the closing of such third-party business combination. The termi-nation fees payable by NSP or WEC under these provisions and the aggregate amount which could be payable by NSP or WEC upon a required purchase of the options granted pursuant to the Stock Option Agreements (defined below) may not exceed $125 million in the aggregate. (See Article IX of the Merger Agreement.)

                   Concurrently with the Merger Agreement, the parties have entered into reciprocal stock option agreements (the "Stock Option Agreements") each granting the other an irrevo-cable option to purchase up to that number of shares of common stock of the other company which equals 19.9% of the number of shares of common stock of the other company outstanding on April 28, 1995 at an exercise price of $44.075 per share, in the case of NSP common stock, or $27.675 per share, in the case of WEC common stock, under certain circumstances if the Merger Agreement becomes terminable by one party as a result of the other party's breach or as a result of the other party becoming the subject of a third-party proposal for a business combina-tion. Any party whose option becomes exercisable (the "Exer-cising Party") may request the other party to repurchase from it all or any portion of the Exercising Party's option at the price specified in the Stock Option Agreements. (See the Stock Option Agreements.)

                   A preliminary estimate indicates that the Transaction will result in net savings of approximately $2.0 billion in costs over 10 years. It is anticipated that the synergies created by the Transaction will allow the companies to imple-ment a modest reduction in electric retail rates followed by a rate freeze for electric retail customers through the year 2000. The allocation of the net savings between ratepayers and shareholders of NSP will be determined by various regulatory agencies.

                   Both NSP and WEC recognize that the divestiture of their existing gas operations and certain non-utility opera-tions is a possibility under the new registered holding company structure, but will seek approval from the SEC to maintain such businesses. If divestiture is ultimately required, the SEC has









         historically allowed companies sufficient time to accomplish divestitures in a manner that protects shareholder value.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (c)  EXHIBITS.  The following exhibits are filed herewith:

                   (2)-1 Agreement and Plan of Merger, dated as of April 28, 1995, by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp. and WEC Sub Corp. ("Merger Agreement)1

                        2    WEC Stock Option Agreement, dated as of
                             April 28, 1995, by and among Northern
                             States Power Company and Wisconsin Energy
                             Corporation

                        3    NSP Stock Option Agreement, dated as of
                             April 28, 1995, by and among Wisconsin En-ergy Corporation and Northern States Power Company

                        4    Committees of the Board of Directors of
                             Primergy Corporation (Exhibit 7.13 to the
                             Agreement and Plan of Merger)

                        5 Form of Employment Agreement of James J. Howard (Exhibit 7.15.1 to the Agreement and Plan of Merger)

                        6    Form of Employment Agreement with Richard
                             A. Abdoo (Exhibit 7.15.2 to the Agreement and Plan of Merger)

                        7 Form of Amended and Restated Articles of Incorporation of Northern Power Wisconsin Corp. (Exhibit 7.20(b) to the Agreement and Plan of Merger)

                   (99)-1 Press Release, dated May 1, 1995, of Nort-hern States Power Company


         _____________________
         1    The registrant agrees to furnish supplementally any omit-
         ted exhibit to the Commission upon request.










                          NORTHERN STATES POWER COMPANY


                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NORTHERN STATES POWER COMPANY

                                                 (Registrant)



                                       /s/  EDWARD J. MCINTYRE
         Date:  May 3, 1995            Edward J. McIntyre, Vice
                                       President and Chief Financial
                                       Officer







                          NORTHERN STATES POWER COMPANY


                                  EXHIBIT INDEX


                            Current Report on Form 8-K
                             Report Dated May 3, 1995


         Exhibit
         Number

         (2)-l Agreement and Plan of Merger, dated as of April 28, 1995, by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wiscon-sin Corp. and WEC Sub Corp.

              2 WEC Stock Option Agreement, dated as of April 28, 1995, by and among Northern States Power Company and Wisconsin Energy Corporation

              3 NSP Stock Option Agreement, dated as of April 28, 1995, by and among Wisconsin Energy Corporation and Northern States Power Company

              4 Committees of the Board of Directors of Primergy Corporation (Exhibit 7.13 to the Agreement and Plan of Merger)

              5 Form of Employment Agreement of James J. Howard (Ex-hibit 7.15.1 to the Agreement and Plan of Merger)

              6 Form of Employment Agreement with Richard A. Abdoo (Exhibit 7.15.2 to the Agreement and Plan of Merger)

              7 Form of Amended and Restated Articles of Incorpora-tion of Northern Power Wisconsin Corp. (Exhibit 7.20(b) to the Agreement and Plan of Merger)

         (99)-1 Press Release, dated May 1, 1995, of Northern States Power Company.